UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2008
VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

VioQuest Pharmaceuticals, Inc. (the “Company”) previously reported in its Current Report on Form 8-K filed on April 15, 2008 that Edward C. Bradley, M.D., the Company’s former Chief Scientific Officer, had resigned from his part-time position on April 11, 2008. Upon commencement of his employment with the Company, Dr. Bradley had received stock options to purchase 700,000 shares of the Company’s common stock. The terms of his employment agreement provided that stock options representing 233,333 shares of the Company’s common stock vested on February 1, 2008, with the balance of the stock options to vest in equal installments on February 1, 2009 and 2010. On April 15, 2008, the Company agreed to immediately vest an additional 233,333 shares subject to Dr. Bradley’s stock options, so that as of April 15, 2008, Dr. Bradley’s right to purchase an aggregate of 466,666 shares subject to his stock option is vested and exercisable. The Company also extended the exercise period with respect to Dr. Bradley’s options until December 31, 2008. The Company has no other obligations to pay Dr. Bradley any further compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: April 21, 2008	By:	/s/ Brian Lenz
Brian Lenz
Title: Chief Financial Officer